                CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions"Shareholder Services - Statements and Reports" and
"General Information - Independent Auditors" incorporated by reference in this Registration Statement (Form N-1A Nos. 33-90261 and 811-09687) of Alliance Discipline Value Fund, Inc.




ERNST & YOUNG LLP


New York, New York
October 25, 2000




































00250250.AG4